EXHIBIT 32.1

Section 1350 Certification

In connection with the Annual Report of cbdMD, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, Kevin MacDermott, President, and I, T. Ronan Kennedy, Chief Financial Officer, of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes- Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

December 15, 2022	/s/ Kevin MacDermott
Kevin MacDermott, President and principal executive officer

December 15, 2022	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Financial Officer, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.